UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2022

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mindspace

Wallstraße 16

10179 Berlin, Germany

(Address of principal executive offices) (Zip Code)

+49 89 2153 9035

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 13, 2022, atai Life Sciences N.V. (the “Company”) held its general meeting of shareholders (the “General Meeting”). As of September 15, 2022, the record date for the General Meeting, there were approximately 165,875,307 common shares outstanding. Each common share is entitled to one vote on any matter presented at the General Meeting as a voting item.

The following are the voting results for the proposals considered and voted upon at the General Meeting, all of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 19, 2022.

Proposal 1 – Adoption of Dutch statutory annual accounts for fiscal year 2021:

For	Against	Abstain	Broker Non-Votes
83,006,479	115,004	46,960	—

Proposal 2 – Release of each member of our board of supervisory directors and the Company’s board of managing directors from liability for the exercise of their duties:

For	Against	Abstain	Broker Non-Votes
79,906,860	2,020,477	1,241,106	—

Proposal 3 - Appointment of Stephen Bardin as Managing Director:

For	Against	Abstain	Broker Non-Votes
82,427,213	696,248	44,982	—

Based on the foregoing votes, the shareholders approved Proposals 1, 2 and 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: October 14, 2022	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer